                                                                   Exhibit 11-1


Analog Devices, Inc.
Computation of Earnings Per Share (Unaudited)
  (in thousands, except per share data)

                                                              Three Months Ended
                                                              ------------------
                                                        May 4, 1996    April 29, 1995
                                                        -----------    --------------
PRIMARY EARNINGS PER SHARE:

Weighted average common and common
   equivalent shares:

   Weighted average common shares outstanding             113,943         111,480
   Assumed  exercise of common stock equivalents (1)        7,253           6,888
   Assumed conversion of subordinated notes                 8,239               -
                                                         --------         -------
   Weighted average common and common
     equivalent shares                                    129,435         118,368
                                                         ========         =======

Net income                                               $ 43,993        $ 28,707
Interest related to convertible subordinated
   notes, net of tax                                        1,401               -
                                                         --------        --------

Earnings available for common stock                      $ 45,394        $ 28,707
                                                         ========         =======

PRIMARY EARNINGS PER SHARE                               $   0.35        $   0.24
                                                         ========        ========


FULLY DILUTED EARNINGS PER SHARE:

Weighted average common and common
   equivalent shares:
   Weighted average common shares outstanding             113,943         111,480
   Assumed  exercise of common stock equivalents (1)        7,459           7,235
   Assumed conversion of subordinated notes                 8,239               -
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    129,641         118,715
                                                         ========        ========

Net income                                               $ 43,993        $ 28,707
Interest related to convertible subordinated
   notes, net of tax                                        1,401               -
                                                         --------        --------

Earnings available for common stock                      $ 45,394        $ 28,707
                                                         ========         =======

FULLY DILUTED EARNINGS PER SHARE                         $   0.35        $   0.24
                                                         ========        ========

(1)  Computed based on the treasury stock method.

Analog Devices, Inc.
Computation of Earnings Per Share (Unaudited)
  (in thousands, except per share data)

                                                              Six Months Ended
                                                              ----------------
                                                        May 4, 1996    April 29, 1995
                                                        -----------    --------------
PRIMARY EARNINGS PER SHARE:

Weighted average common and common equivalent shares:

   Weighted average common shares outstanding             113,665         111,360
   Assumed  exercise of common stock equivalents (1)        7,050           6,647
   Assumed conversion of subordinated notes                 6,095               -
                                                         --------         -------
   Weighted average common and common
     equivalent shares                                    126,810         118,007
                                                         ========         =======

Net income                                               $ 84,085        $ 52,355
Interest related to convertible subordinated
   notes, net of tax                                        2,120               -
                                                         --------        --------

Earnings available for common stock                      $ 86,205        $ 52,355
                                                         ========        ========

PRIMARY EARNINGS PER SHARE                               $   0.68        $   0.44
                                                         ========        ========


FULLY DILUTED EARNINGS PER SHARE:

Weighted average common and common
   equivalent shares:
   Weighted average common shares outstanding             113,665         111,360
   Assumed  exercise of common stock equivalents (1)        7,222           6,831
   Assumed conversion of subordinated notes                 6,095               -
                                                         --------        --------
   Weighted average common and common
     equivalent shares                                    126,982         118,191
                                                         ========        ========

Net income                                               $ 84,085        $ 52,355
Interest related to convertible subordinated
   notes, net of tax                                        2,120               -
                                                         --------        --------

Earnings available for common stock                      $ 86,205        $ 52,355
                                                         ========        ========

FULLY DILUTED EARNINGS PER SHARE                         $   0.68        $   0.44
                                                         ========        ========

(1)  Computed based on the treasury stock method.

                                       2